News

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, NJ 07645

Investor contact: William J. Moss

Vice President, Treasurer

(201) 571-4019

Press contact: Richard P. De Santa

Senior Director, Communications

(201) 571-4495

A&P ANNOUNCES STOCKHOLDER APPROVAL TO ISSUE A&P STOCK PURSUANT TO MERGER

MONTVALE, NJ – November 8, 2007 – The Great Atlantic and Pacific Tea Company (A&P, NYSE Symbol: GAP) announced today that at its special meeting of stockholders, the company's stockholders approved the issuance of shares of A&P stock in connection with the merger of Pathmark Stores, Inc. (Pathmark, NASDAQ Symbol: PTMK) into a wholly-owned subsidiary of A&P. The number of shares voting to approve the issuance represents 75% of the total number of shares outstanding and entitled to vote. Upon consummation of the merger , Pathmark’s stockholders will be entitled to receive $9.00 in cash and 0.12963 shares of A&P common stock for each share of Pathmark common stock they own. The closing of the merger remains subject to the receipt of all necessary regulatory approvals and the satisfaction or waiver of other customary closing conditions set forth in the merger agreement entered into between A&P and Pathmark. A&P currently expects the merger to close by the end of December, subject to satisfaction or waiver of all closing conditions.

About The Great Atlantic & Pacific Tea Company, Inc.

Founded in 1859, A&P is one of the nation’s first supermarket chains. A&P operates 337 stores in eight states and the District of Columbia under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Sav-A-Center and Food Basics. Additional information about A&P may be found at its web site, www.aptea.com.

About Pathmark Stores Inc.

Pathmark is a regional supermarket chain currently operating 140 supermarkets in the New York, New Jersey and Philadelphia metropolitan areas. Additional information about Pathmark may be found at its web site, www.pathmark.com.

This release contains forward-looking statements about the future performance of A&P and Pathmark, which are based on management’s assumptions and beliefs in light of the information currently available to it. A&P and Pathmark assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: statements about the anticipated closing of the merger and the expected future business and financial performance of A&P and Pathmark resulting from and following the merger; competitive practices and pricing in the food industry generally and particularly in A&P’s and Pathmark’s principal markets; A&P’s and Pathmark’s relationships with their employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect A&P’s and Pathmark’s cost of capital and the ability of A&P and Pathmark to access capital; supply or quality control problems with A&P’s and Pathmark’s vendors; and changes in economic conditions which affect the buying patterns of A&P’s and Pathmark’s customers.

Additional Information and Where to Find It

In connection with the acquisition of Pathmark by A&P, A&P filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and A&P intends to file other relevant materials regarding the proposed transaction with the SEC. The final joint proxy statement/prospectus has been mailed to the stockholders of A&P and Pathmark. INVESTORS AND SECURITY HOLDERS OF A&P AND PATHMARK ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT A&P, PATHMARK AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by A&P and Pathmark with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by A&P by directing a request to: The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ 07645, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by

Pathmark by contacting Pathmark Stores, Inc., 200 Milik Street, Carteret, NJ 07008, Attn. Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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